Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-3 (File Nos. 333-271068, 333-272933, 333-276869, 333-277963 and 333-278645) and Form S-8 (File Nos. 333-265968 and 333-281329) of our report dated March 31, 2025, relating to the financial statements of Rail Vision Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 31, 2025